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                                                                  Exhibit 23.1




To the Board of Directors
PICK Communications Corp.


We consent to incorporation by reference in the registration statement No. 333-20573 on Form S-8 of PICK Communication Corp. of our report dated April 29, 1998, relating to the consolidated balance sheets of PICK Communications Corp. and subsidiaries as of December 31, 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, which report appears in the December 31, 1998 Form 10-K of PICK Communications Corp.


                                            /s/ Durland & Company, CPAs, P.A.
                                                     Durland & Company

Palm Beach, Florida
April 30, 1999